Exhibit (n)

KPMG LLP Suite 1000 620 S. Tryon Street Charlotte, North Carolina 28202-1842

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 4, 2025, with respect to the financial statements of Axxes Private Markets Fund, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.

Charlotte, North Carolina
June 4, 2025